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                                                                    EXHIBIT 99.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT


     FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated January 20, 1998, by and between Thermadyne Holdings Corporation, a Delaware corporation (the "Company"), and BankBoston, N.A. (the "Rights Agent").


                                    RECITALS

     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated May 1, 1997 (the "Rights Agreement"); and

     WHEREAS, the Company desires to amend certain provisions of the Rights Agreement;

     WHEREAS, Section 26 of the Rights Agreement provides that under circumstances the Company may, in its sole and absolute discretion, supplement or amend the Rights Agreement;

     WHEREAS, the Company has determined that it may amend the Rights Agreement as set forth in this Amendment; and

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                          AMENDMENT OF RIGHTS AGREEMENT

     Section 1.1 Definition of Acquiring Person. Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end of Section 1(a):

             Notwithstanding anything to the contrary contained in this Agreement, the term "Acquiring Person" shall not include Mercury Acquisition Corporation, a Delaware corporation ("Mercury"), or any of its Affiliates or Associates in the event that Mercury and its Affiliates or Associates become the


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             Beneficial Owner of shares of the Voting Stock pursuant to the transactions contemplated by that certain Agreement and Plan of Merger, dated January 20, 1998 (the "Merger Agreement"), between the Company and Mercury, as the same may be amended, supplemented or otherwise modified from time to time.

     Section 1.2    Adjustment of Exercise Price or Number of Shares or Rights.
Section 11 of the Rights Agreement is hereby amended to add the following paragraph at the end of Section 11:

             (n) Notwithstanding the foregoing, the adjustments to the Exercise Price, the number of shares that may be purchased upon exercise of a Right and the number of Rights outstanding provided for in this Section 11 shall not be applicable to the transactions contemplated by the Merger Agreement or any financing or any issuance of securities by Mercury, the Company or any direct or indirect subsidiary of any thereof in connection with the transactions contemplated by the Merger Agreement.

     Section 1.3 Governing Law. Section 30 of the Rights Agreement is hereby amended to read in its entirety as follows:

                    Section 30. Delaware Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.





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                                   ARTICLE II

                                  MISCELLANEOUS

     Section 2.1 Defined Terms. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Rights Agreement as hereby amended.

     Section 2.2    Reference to and Effect on the Rights Agreement.

                    .2.0.0.0.1 On and after the date hereof, each reference in the Rights Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Rights Agreement shall mean and be a reference to the Rights Agreement as hereby amended.

                    .2.0.0.0.2 Except as specifically amended by this Amendment, the Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     Section 2.3 Successors. All of the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 2.4 Delaware Contract. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

     Section 2.5 Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 2.6 Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 2.7 Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this



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Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 2.8 Entire Agreement. This Amendment, together with the unaltered portions of the Rights Agreement, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                        THERMADYNE HOLDINGS CORPORATION



                                        By:   /s/ JAMES H. TATE
                                           -------------------------------------
                                           James H. Tate,
                                           Senior Vice President and Chief
                                           Financial Officer


                                        BANKBOSTON, N.A.



                                        By:   /s/ CAROL MULVEY-EORI
                                           -------------------------------------
                                        Name:   Carol Mulvey-Eori
                                             -----------------------------------
                                        Title:   Administration Manager
                                              ----------------------------------




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